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                      LONG-TERM INCENTIVE COMPENSATION PLAN
                    (As amended effective November 23, 1999)

1. PURPOSE. The purpose of Wells Fargo & Company's Long-Term Incentive Compensation Plan (the "Plan") is to motivate key employees to produce a superior return to the stockholders of Wells Fargo & Company by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining talented executives for key positions by providing an attractive capital accumulation opportunity.

2.    DEFINITIONS.

        2.1 The following terms, whenever used in this Plan, shall have the meanings set forth below:

                  (a) "Affiliate" means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

                  (b) "Award" means a grant made under this Plan in the form of
                      Performance Shares, Restricted Stock, Restricted Share Rights, Stock Options, Performance Units, Stock Appreciation Rights, or Stock.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Committee" means a committee selected by the Board and consisting of two or more members of the Board.

                  (e) "Company" means Wells Fargo & Company, a Delaware
                      corporation.

                  (f) "Employee" means a regular salaried employee (including an officer or director who is also an employee) of the Company or an Affiliate.

                  (g) "Fair Market Value" as of any date means the immediately preceding trading day's closing price of a share of Stock as reported by the consolidated tape of the New York Stock Exchange.

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                  (h) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of
                      Section 422A of the Internal Revenue Code of 1986, as amended.

                  (i) "Non-Qualified Stock Option" means an Option other than an
                      Incentive Stock Option.

                  (j) "Option" means a right to purchase Stock.

                  (k) "Participant" means a person designated by the Committee to receive an Award under the Plan who is an Employee at the time of such designation.

                  (l) "Performance Cycle" means the period of time of not fewer than two years nor more than five years as specified by the Committee over which Performance Shares or Performance Units are to be earned.

                  (m) "Performance Shares" means an Award made pursuant to
                      Section 6 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

                  (n) "Performance Units" means an Award made pursuant to
                      Section 6 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

                  (o) "Plan" means this Long-Term Incentive Compensation Plan, as amended from time to time.

                  (p) "Restricted Share Right" means a grant under Section 9 of the right to receive a Share subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such Share if and as so determined by the Committee.

                  (q) "Restricted Stock" means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

                  (r) For all Awards outstanding on November 2, 1998,
                      "Retirement" means retirement which would entitle a Participant to a benefit under Section 6.1 or Section 6.2 of the Norwest Corporation Pension Plan or under Section
                      4.1 or Section 4.2 of the Norwest Financial Pension Plan if such plans had remained in effect under their terms as of November 2, 1998. For all Awards granted subsequent to November 2, 1998, "Retirement" means termination of employment after

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                      reaching the earlier of (i) age 55 with 10 completed
                      years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

                  (s) "Share" means a share of Stock.

                  (t) "Stock" means the common stock, $1-2/3 par value per
                      share, of the Company.

                  (u) "Stock Appreciation Right" means the right to receive a payment in cash or in Stock or a combination thereof in an amount equal to the excess of the Fair Market Value of the Stock at the time of exercise over the Fair Market Value of the Stock at the time of grant.

                  (v) "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who may acquire the right to exercise an Option or to receive Shares issuable in satisfaction of an Award, by bequest or inheritance.

                  (w) "Term" means the period during which an Option or Stock
                      Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

        2.2 GENDER AND NUMBER. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

4. SHARES AVAILABLE UNDER THE PLAN; LIMITATION ON AWARDS. The maximum number of Shares that may be issued under this Plan on and after April 27, 1999 (in addition to Shares which prior to April 27, 1999 were subject to Awards)

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         shall not exceed the sum of (i) the number of Shares available for, but not yet subject to, an Award as of April 27, 1999, plus (ii) 40,000,000 Shares. These Shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose. Any Shares subject to the terms and conditions of an Award under this Plan which are forfeited or not issued because the terms and conditions of the Award are not met or for which payment is not made in Stock and any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised may again be used for an Award under the Plan. No Employee may be awarded in any calendar year Options or Stock Appreciation Rights covering an aggregate of more than 7,000,000 Shares. On and after the date referred to in clause (i) above, no more than five percent of the sum of the numbers of Shares described in clauses (i) and (ii) above shall be issued pursuant to Awards of unrestricted Stock not granted in lieu of salary, cash bonus or other cash compensation, Awards of Performance Shares or Performance Units earned over a Performance Cycle of less than three years, and Awards of Restricted Stock or Restricted Share Rights having Terms of less than three years at the time of grant.

5. PARTICIPATION. Participation in the Plan shall be limited to key Employees of the Company or an Affiliate selected by the Committee. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6. PERFORMANCE SHARES AND PERFORMANCE UNITS. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the achievement of pre-established performance targets.

        6.1 AMOUNT OF AWARD. The Committee shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

        6.2 COMMUNICATION OF AWARD. Written notice of the maximum amount of a Participant's Award and the Performance Cycle determined by the Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.

        6.3 AMOUNT OF AWARD PAYABLE. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards

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                  determined by the Committee. Multiple performance targets
                  may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 6.5) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 6.5) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

        6.4 ADJUSTMENTS. At any time prior to payment of a Performance Share or Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in law, regulation, or accounting practice, or mergers, acquisitions or divestitures.

        6.5 PAYMENT OF AWARDS. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee. Payment in Stock may be in Restricted Stock or Restricted Share Rights.

        6.6 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an Employee before the end of a Performance Cycle by reason of his death, permanent disability or Retirement, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be an Employee. The amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that

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                  fraction of the Award computed pursuant to the preceding
                  sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7. RESTRICTED STOCK AWARDS. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer, conditions of forfeiture, and such other terms and conditions as the Committee shall determine.

        7.1 AWARD TERMS. An Award of Restricted Stock shall be subject to such terms, conditions and restrictions as the Committee shall determine, subject to the provisions of this Plan, including the following:

                  (a) RESTRICTIONS. A statement of the terms, conditions, and restrictions to which the Restricted Stock awarded is subject, including, without limitation, terms requiring forfeiture and imposing restriction on transfer for such Term or Terms as shall be determined by the Committee subject to the provisions of this Plan. The Committee shall have the authority to permit in its discretion an acceleration of the expiration of the applicable Term with respect to any part or all of the Restricted Stock awarded to a Participant in connection with severance arrangements or changes in law, regulation or accounting practice.

                  (b) LAPSE OF RESTRICTIONS. A statement of the terms and any other conditions upon which any restrictions upon Restricted Stock awarded shall lapse, as determined by the Committee subject to the provisions of this Plan. Upon the lapse of the restrictions, Shares free of restrictive legend, if any, shall be issued to the Participant or his Successor.

        7.2 TERM. Subject to acceleration of the expiration of the Term as provided in or permitted by this Plan, the minimum Term for Restricted Stock shall be three years unless the lapse of restrictions is conditioned on the achievement of one or more pre-established performance targets, in which case the minimum Term shall be not less than one year, or the Restricted Stock is granted in lieu of salary, cash bonus or other cash compensation, in which case there may be no minimum Term.

        7.3 NONTRANSFERABILITY. Restricted Stock awarded, and the right to vote such Restricted Stock and to receive dividends thereon, may not be sold,

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                  assigned, transferred, exchanged, pledged, or otherwise
                  encumbered, during the Term applicable to the Award. A Participant with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares.

        7.4 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an Employee prior to the lapse of restrictions by reason of his death, permanent disability or Retirement, all restrictions on Shares of Restricted Stock held for his benefit shall immediately lapse. Upon any other termination of employment prior to the lapse of restrictions, participation in the Plan shall cease and all Shares of Restricted Stock held for the benefit of a Participant shall be forfeited by the Participant.

        7.5 CERTIFICATES. Each certificate issued in respect to an Award of Restricted Stock shall be deposited with the Company or its designee and may, at the election of the Committee, bear the following legend:

                      "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Long-Term Incentive Compensation Plan and the Restricted Stock Award. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and the Award, a copy of each of which is on file in the office of the Secretary of Wells Fargo & Company."

8. STOCK AWARDS. Awards of Stock without restrictions may be made according to terms and conditions established by the Committee.

9. RESTRICTED SHARE RIGHTS. An Award of Restricted Share Rights shall be subject to such terms, conditions and restrictions as the Committee shall determine, subject to the provisions of this Plan, including the following:

        9.1 NUMBER AND DIVIDEND EQUIVALENTS. The number of Restricted Share Rights subject to the Award and whether the Award includes dividend equivalents. If the Award includes dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Share Rights had been issued and outstanding Shares as of the record date for the dividends shall be paid to the Participant in cash subject to applicable withholding taxes.

        9.2 RESTRICTIONS. The terms, conditions and restrictions to which the Award is subject, including, without limitation, terms requiring forfeiture and imposing restriction on transfer for such Term or Terms as shall be

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                  determined by the Committee subject to the provisions of
                  this Plan. The Committee shall have the authority to permit in its discretion an acceleration of the expiration of the applicable Term with respect to any part or all of the Restricted Share Rights awarded to a Participant in connection with severance arrangements or changes in law, regulation or accounting practice.

        9.3 TERM. Subject to acceleration of the expiration of the Term as provided in or permitted by this Plan, the minimum Term for Restricted Share Rights shall be three years unless the lapse of restrictions is conditioned on the achievement of one or more pre-established performance targets, in which case the minimum Term shall be not less than one year, or the Restricted Share Rights are granted in lieu of salary, cash bonus or other cash compensation, in which case there may be no minimum Term.

        9.4 LAPSE OF RESTRICTIONS; VESTING. Upon the lapse of the restrictions, the Restricted Share Rights shall vest and Shares shall be issued to the Participant in accordance with the terms of the Award as determined by the Committee. Shares subject to Restricted Share Rights shall have no voting rights until issued.

        9.5 NONTRANSFERABILITY. Restricted Share Rights, including, if applicable, the right to receive dividend equivalents thereon, may not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered during the Term applicable to the Award. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to receive payment of any outstanding Restricted Share Rights upon the Participant's death. If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the legal representative of the Participant's estate shall have the right to receive payment.

        9.6       TERMINATION OF EMPLOYMENT.

                  (a) DUE TO DEATH, DISABILITY, OR RETIREMENT. If a Participant
                      ceases to be an Employee by reason of the Participant's death, permanent disability or Retirement, all restrictions on the Restricted Share Rights of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

                  (b) DUE TO REASONS OTHER THAN DEATH, DISABILITY, OR
                      RETIREMENT. If a Participant ceases to be an Employee for any reason other than death, permanent disability or Retirement, all Restricted Share Rights of the Participant and all rights to receive dividend equivalents thereon

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                      shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

10.     STOCK OPTIONS.

        10.1 AWARD TERMS. An Award of an Option shall be subject to such terms, conditions and restrictions as the Committee shall determine, subject to the provisions of this Plan, including the following:

                  (a) TYPE OF OPTION; NUMBER OF SHARES. A statement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

                  (b) OPTION PRICE. A statement of the purchase price of the
                      Stock subject to Option which shall not be less than the Fair Market Value, and in any event not less than the par value, of the Stock on the date the Option is granted.

                  (c) EXERCISE TERM. A statement of the Term of each Option
                      granted as established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established Terms, at its discretion.

                  (d) PAYMENT FOR SHARES. A statement that the purchase price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The purchase price may be payable in cash, in Stock having a Fair Market Value on the date the Option is exercised equal to the Option price of the Stock being purchased pursuant to the Option, or a combination thereof, as the Committee shall determine. The Committee may, either at the time the Option is granted or any time before it is exercised, subject to such limitations as the Committee may determine, authorize payment of the purchase price of the Option by delivery to the Company of irrevocable instructions to a broker, or some other communication acceptable to the Company, requiring prompt delivery to the Company of the amount of sale proceeds to pay the Option purchase price and all applicable withholding taxes resulting from such exercise.

                  (e) NONTRANSFERABILITY. An Option is not transferable other than by will, the laws of descent and distribution or by the Participant designating a beneficiary in accordance with this Section 10.1(e). During the lifetime of the Participant, Options may be exercised only by the

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                      Participant or by the Participant's legal representative.
                      The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to exercise and receive any outstanding Options (and all outstanding Stock Appreciation Rights granted in conjunction with Options) upon the Participant's death. If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the legal representative of the Participant's estate shall have the right to exercise the Option.

                  (f) INCENTIVE STOCK OPTIONS. In the case of an Incentive Stock
                      Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option (within the meaning of Section 422A of the Internal Revenue Code of 1986, or any amendment or regulation pertaining to it) or any other law or regulation providing special tax treatment for stock options and related stock. Provided, however, that the aggregate Fair Market Value (as determined at the effective date of the grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000.

         10.2     TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR
                  RETIREMENT.

                  (a) If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant's beneficiary determined in accordance with Section 10.1(e).

                  (b) If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Stock Appreciation Right granted in conjunction with an Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all outstanding Stock Appreciation Rights granted in conjunction with Options, said outstanding Stock Appreciation Rights shall be exercisable by the Participant's beneficiary determined in accordance with
                      Section 10.1(e).

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        10.3      TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH,
                  DISABILITY, OR RETIREMENT. Except as otherwise determined by the Committee, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

11. STOCK APPRECIATION RIGHTS. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Shares at the time of grant. Stock Appreciation Rights may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected. A Stock Appreciation Right may not be exercised at any time when the Fair Market Value of the Shares of Stock to which it relates does not exceed the exercise price of the Option associated with those Shares.

        11.1 TERM. An Award of a Stock Appreciation Right shall include a statement of the Term within which the Stock Appreciation Right may be exercised subject to terms and conditions prescribed by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established exercise Terms.

         11.2 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each Stock Appreciation Right then outstanding which was granted independent of any Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

        11.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, DISABILITY, OR RETIREMENT. Except as otherwise determined by the Committee, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

        11.4 PAYMENT. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash or Stock or some combination thereof as

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                  determined by the Committee. However, notwithstanding any
                  other provisions of this Plan, in no event may the payment (whether in cash or Stock) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares at the time of grant.

12. NONTRANSFERABILITY OF RIGHTS. Except as otherwise set forth in this Plan, no rights under any Award will be transferable other than by will or the laws of descent and distribution, and the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant's legal representative.

13.     TERMINATION OF EMPLOYMENT.

        13.1 Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

        13.2 The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

14. REORGANIZATION. If substantially all of the assets of the Company are acquired by another corporation or in case of a reorganization of the Company involving the acquisition of the Company by another entity, then as to each Participant who is an Employee immediately prior to the consummation of the transaction:

        (a) All outstanding Options and Stock Appreciation Rights shall become exercisable immediately prior to the consummation of the transaction.

        (b) All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse immediately prior to the consummation of the transaction, and Shares free of restrictive legend shall be delivered to the Participant.

        (c) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the consummation of the transaction. The amount of an Award payable shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters completed in the Performance Cycle through the end of the calendar quarter immediately preceding the consummation of the transaction and the denominator of which is the number of full calendar quarters in the

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                  Performance Cycle. The amount of an Award payable shall be paid within sixty days after consummation of the transaction.

        The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

15. BOARD CHANGES. On the date that a majority of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, then as to any Participant who is an Employee immediately prior to said date and who ceases to be an Employee within six months after said date for any reason other than as a result of death, permanent disability or
        Retirement:

        (i) All outstanding Options and Stock Appreciation Rights shall become immediately exercisable and may be exercised at any time within six months after the Participant ceases to be an Employee.

        (ii) All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse and Shares free of restrictive legend shall be delivered to the Participant.

        (iii) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to said Participant shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after said Participant ceases to be an Employee.

        The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

16.     EFFECTIVE DATE OF THE PLAN.

        16.1 EFFECTIVE DATE. The Plan shall become effective as of September 25, 1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company.

        16.2 DURATION OF THE PLAN. The Plan shall remain in effect until all Stock subject to it shall be distributed, until the Term of all Options or Stock Appreciation Rights granted under this Plan shall expire, until all restrictions on Restricted Stock or Restricted Share Rights granted under this Plan shall lapse, or until the Performance Cycle for any Performance Shares or Performance Units awarded under this Plan shall end.

17. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

18. WITHHOLDING TAXES. The Company and its Affiliates shall have the right to deduct from all payments under this Plan, whether in cash or in Stock, an amount necessary to satisfy any federal, state or local withholding tax requirements.

19. DEFERRAL OF PAYMENTS. The Committee may, from time to time, establish rules and conditions under which a Participant may defer the payment of Awards.

20. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board or Committee may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 21) which will:

        (a) Increase the total amount of Stock which may be awarded under the Plan.

        (b) Change the class of Employees eligible to participate in the Plan.

        (c) Withdraw the administration of the Plan from the Committee.

        (d) Permit any person, while a member of the Committee, to be eligible to participate in the Plan.

        (e) Extend the duration of the Plan.

        No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 21 does not adversely affect any right.

21. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Any change in the number of outstanding Shares occurring through Stock splits, reverse Stock splits, or Stock dividends after the grant of an Award will be reflected proportionately in the aggregate number of Shares then available for Awards and in the number of Shares subject to Awards then outstanding; and a proportionate change will be made in the per share Option price as to any outstanding Options. Any fractional Shares resulting from adjustments will be rounded to the nearest whole Share.

                              FORM OF AWARD TERM SHEET FOR STAGGERED VESTING
                    RESTRICTED SHARE RIGHTS AWARD TERM SHEET


    EXECUTIVE:   __________________     SOCIAL SECURITY NO.: ________________
    GRANT DATE:  __________________     VESTING DATES:       ________________
    RSRS:        __________________     GRANT DATE FMV:      $_______________

1. AWARD. Wells Fargo & Company has awarded you the number of Restricted Share Rights indicated above. Each Restricted Share Right entitles you to receive one share of Common Stock of the Company upon the terms and subject to the conditions set forth in the Company's Long-Term Incentive Compensation Plan and this Award Term Sheet.

2. VESTING. Except as otherwise provided in this Award Term Sheet, the Restricted Share Rights will vest in five equal installments on July 1, beginning on the July 1 next following the grant date. The number of shares of Common Stock issued on each vesting date will be net of shares withheld by the Company to satisfy federal, state and local withholding obligations.

3.   TERMINATION.

     (a) If prior to the vesting date indicated above you cease to be an Employee due to your death, permanent disability or Retirement, any then unvested Restricted Share Rights awarded hereby will vest as of the July 1 next following the date of termination of your employment and shares of Common Stock will be issued to you or, in case of your death, your beneficiary designated in accordance with the Plan. If at the time of your death, there is not on file an effective beneficiary designation or you are not survived by your designated beneficiary, the shares will be issued to the legal representative of your estate.

     (b) If prior to the vesting date indicated above you cease to be an Employee for any reason other than your death, permanent disability or Retirement, all then unvested Restricted Share Rights (including dividend equivalents thereon) awarded hereby shall immediately terminate without notice to you and shall be forfeited.

4. DIVIDEND EQUIVALENTS. During the period beginning on the grant date as indicated above and ending on the date that the Restricted Share Right vests or terminates, whichever occurs first, you will receive cash payments based on and payable at approximately the same time as the cash dividend that would have been paid on the Restricted Share Right had the Restricted Share Right been an issued and outstanding share of Common Stock on the record date for the dividend. Cash payments will be net of federal, state and local withholding taxes.

5. TAX WITHHOLDING. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder a number of shares necessary to satisfy federal, state and local tax withholding obligations. Shares will be valued at their Fair Market Value as of the date of vesting.

6. DEFERRAL. At any time at least six months prior to the applicable vesting date, you may make a one-time election to defer the issuance of the Common Stock issuable with respect to all (but not less than all) of the Restricted Share Rights scheduled to vest on that date until a specified year not less than one year and not more than 10 years beyond the original vesting date.

7. NONTRANSFERABLE. You may not sell, assign, pledge, encumber or otherwise transfer any interest in the Restricted Share Rights or the right to receive dividend equivalents thereon except as permitted by the Plan.

8. OTHER RESTRICTIONS. The issuance of Common Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. The Company may delay the issuance of shares of Common Stock hereunder to ensure at the time of issuance there is a registration statement for the shares in effect under the Securities Act of 1933.

9. ADDITIONAL PROVISIONS. This Award Term Sheet is subject to the provisions of the Plan. Capitalized terms not defined in this Award Term Sheet are used as defined in the Plan. If the Plan and this Award Term Sheet are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and this Award Term Sheet by the Committee are binding on you and the Company.

10. NO EMPLOYMENT AGREEMENT. Neither the award to you of the Restricted Share Rights nor the delivery to you of this Award Term Sheet or any other document relating to the Restricted Share Rights will confer on you the right to continued employment with the Company or any Affiliate.

                              FORM OF AWARD TERM SHEET FOR LUMP SUM VESTING
                    RESTRICTED SHARE RIGHTS AWARD TERM SHEET


    EXECUTIVE:   __________________      SOCIAL SECURITY NO.:  ________________
    GRANT DATE:  __________________      VESTING DATE:         ________________
    RSRS:        __________________      GRANT DATE FMV:      $________________

1. AWARD. Wells Fargo & Company has awarded you the number of Restricted Share Rights indicated above. Each Restricted Share Right entitles you to receive one share of Common Stock of the Company upon the terms and subject to the conditions set forth in the Company's Long-Term Incentive Compensation Plan and this Award Term Sheet.

2. VESTING. Except as otherwise provided in this Award Term Sheet, shares of Common Stock will be issued as of the vesting date indicated above. The number of shares issued will be net of shares withheld by the Company to satisfy federal, state and local withholding obligations.

3.   TERMINATION.

     (a) If prior to the vesting date indicated above you cease to be an Employee due to your death, permanent disability or Retirement, the Restricted Share Rights awarded hereby will vest as of the July 1 next following the date of termination of your employment and shares of Common Stock will be issued to you or, in case of your death, your beneficiary designated in accordance with the Plan. If at the time of your death, there is not on file an effective beneficiary designation or you are not survived by your designated beneficiary, the shares will be issued to the legal representative of your estate.

     (b) If prior to the vesting date indicated above you cease to be an Employee for any reason other than your death, permanent disability or Retirement, all Restricted Share Rights (including dividend equivalents thereon) awarded hereby shall immediately terminate without notice to you and shall be forfeited.

4. DIVIDEND EQUIVALENTS. During the period beginning on the grant date as indicated above and ending on the date that the Restricted Share Rights vest or terminate, whichever occurs first, you will receive cash payments based on and payable at approximately the same time as the cash dividend that would have been paid on your Restricted Share Rights had each Restricted Share Right been an issued and outstanding share of Common Stock on the record date for the dividend. Cash payments will be net of federal, state and local withholding taxes.

5. TAX WITHHOLDING. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder a number of shares necessary to satisfy federal, state and local tax withholding obligations. Shares will be valued at their Fair Market Value as of the date of vesting.

6. DEFERRAL. At any time at least six months prior to the vesting date indicated above, you may make a one-time election to defer the issuance of the Common Stock issuable with respect to all (but not less than all) of the Restricted Share Rights until a specified year not less than one year and not more than 10 years beyond the original vesting date.

7. NONTRANSFERABLE. You may not sell, assign, pledge, encumber or otherwise transfer any interest in the Restricted Share Rights or the right to receive dividend equivalents thereon except as permitted by the Plan.

8. OTHER RESTRICTIONS. The issuance of Common Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. The Company may delay the issuance of shares of Common Stock hereunder to ensure at the time of issuance there is a registration statement for the shares in effect under the Securities Act of 1933.

9. ADDITIONAL PROVISIONS. This Award Term Sheet is subject to the provisions of the Plan. Capitalized terms not defined in this Award Term Sheet are used as defined in the Plan. If the Plan and this Award Term Sheet are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and this Award Term Sheet by the Committee are binding on you and the Company.

10. NO EMPLOYMENT AGREEMENT. Neither the award to you of the Restricted Share Rights nor the delivery to you of this Award Term Sheet or any other document relating to the Restricted Share Rights will confer on you the right to continued employment with the Company or any Affiliate.


                                      17